Exhibit 10.14
Hunter Acquisition Corp.
Orion Marine Group
Executive Incentive Plan (EIP) Document
Fiscal Year 2006
I. Objectives
1.	To provide incentive to Orion’s Senior Management Team to grow the overall business of Orion in a profitable manner.

2.	To financially reward executives for achievement of overall Company goals, as well as individual goals.
II. Eligibility
3.	Eligibility for the EIP includes the CEO, President & COO, CFO and Vice President Gulf Coast Region.
III. Incentive Determination
4.	The EIP incentive pool will be based on Orion’s performance and will be based upon Orion’s pre-EIP bonus.

5.	Formula Component — 75% of the incentive determination for EIP participants will be based on the achievement of the consolidated Net Cash Flow target (the” Target”). This component is only available if Company meets or exceeds 80% of Target.

6.	Discretion Component – 25% of the incentive determination for EIP participants will based on annually agreed to individual objectives. This component is only available if Company meets or exceeds 80% of Target.
IV. Award Allocation
7.	Earned awards are payable only if an EIP participant is an employee in good standing. Good standing means that, at the time of payout, an employee:
a)	has not resigned,

b)	has not indicated an intention to resign,

c)	has not been notified that their employment has been terminated,

d)	is not on a performance improvement program.

V. Timing and Payout Form
8.	Incentive awards will be calculated and are payable as soon as practical following the close of the fiscal year. Awards will be paid as ordinary income and will be subject to payroll tax withholding.
VI. Termination of Employment
9.	Any EIP awards are forfeited in cases of termination.

10.	If an employee terminates prior to the fiscal year’s close because of death or disability (as defined in Company’s long-term disability plan), EIP awards will be prorated for the year.
VII. Plan Administration
11.	The EIP Administrator will be a committee approved by the Board of Director’s Compensation Committee.

12.	The EIP Administrator will approve annually developed performance measures, performance standards, and award levels, subject to the approval of the Board of Director’s Compensation Committee.

13.	The EIP Administrator will approve all finalized award payments before submission to payroll, subject to the approval of the Board of Director’s Compensation Committee.

15.	The EIP Administrator will have all authority to approve continuation, modification or elimination of the Plan based upon a review of actual results, subject to the approval of the Board of Director’s Compensation Committee.

16.	Terms of valid employment agreements, if any, supercede the terms and conditions of this document.